Exhibit 10.10

BIOSIG TECHNOLOGIES, INC.
12424 Wilshire Blvd, Suite 745
Los Angeles, CA 90025

June 25, 2013

Investors listed on signature page hereto

Re: Amendment Agreement

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of February 6, 2013 (the “Securities Purchase Agreement”), by and among BioSig Technologies, Inc., a Delaware corporation (the “Company”), and certain purchasers identified on the signature pages thereto, including the investors listed on the signature page hereto (the “Investors”), as amended to date; and that certain Registration Rights Agreement, dated as of February 6, 2013 (the “Registration Rights Agreement”), by and among the Company and certain purchasers identified on the signature pages thereto, including the Investors, as amended to date.  All capitalized terms in this letter (the “Letter Agreement”) shall have the meanings assigned to them under the Securities Purchase Agreement, unless otherwise defined herein.

Amendments may be made to each of the Securities Purchase Agreement and the Registration Rights Agreement by written instrument signed by the Company and the Purchasers holding at least 67% in interest of the Securities outstanding, which Purchasers must include Alpha Capital Anstalt. By signature and countersignature below, the Company and the Investors agree to the following:

1)
Pursuant to Sections 2.1(a) and 5.1 of the Securities Purchase Agreement, the Termination Date shall be extended from May 31, 2013 to July 15, 2013, and all references to May 31, 2013 in the Securities Purchase Agreement shall be changed to July 15, 2013.

2)	In the Registration Rights Agreement, the definition of “Effectiveness Date” shall be deleted in its entirety and replaced with the following:

“ “Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, November 22, 2013 and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above (unless the Company is required to update its financial statements prior to requesting acceleration of such Registration Statement, which will require the Company to file an amendment to such Registration Statement, in which case the Company shall file any necessary amendment to such Registration Statement and request effectiveness thereof as soon as reasonably practicable and in no event later than the dates set forth above), provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.”

3)	In the Registration Rights Agreement, the definition of “Filing Date” shall be deleted in its entirety and replaced with the following:

“ “Filing Date” means, with respect to the Initial Registration Statement required hereunder, July 22, 2013 and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.”

4)	In the Registration Rights Agreement, each reference to “Warrants” shall include the Extension Warrants (as defined below).

5)
In consideration of each Investor’s agreement to the above provisions 1, 2, 3 and 4, the Company shall issue to each Investor a five-year warrant, in the form of the Warrant, to purchase that number of shares of Common Stock equal to a fraction, (i) the numerator of which shall be the number of Underlying Shares with respect to the Preferred Stock acquired by such Investor under the Securities Purchase Agreement, and (ii) the denominator of which shall be four (4) (the “Extension Warrant”).

Except as modified pursuant hereto, no other changes or modifications to either the Securities Purchase Agreement or the Registration Rights Agreement are intended or implied and in all other respects the Securities Purchase Agreement and the Registration Rights Agreement are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of a conflict between the terms of this Letter Agreement and either the Securities Purchase Agreement or the Registration Rights Agreement, the terms of this Letter Agreement shall control. The Securities Purchase Agreement and this Letter Agreement (other than sections 2, 3 and 4 hereof) shall be read and construed as one agreement and the Registration Rights Agreement and this Letter Agreement (other than section 1 hereof) shall be read and construed as one agreement.

Please return an executed, counter-signed copy of this Letter Agreement to Laidlaw & Company (UK) Ltd., either (i) by facsimile transmission by fax at (212) 297-0670, or (ii) by e-mail to your Laidlaw representative.  If your executed, counter-signed copy of this Letter Agreement is not received by 11:59 p.m. New York time, on June 18, 2013, you will not receive any Extension Warrants, as described in section 5 hereof.

[Signature Page Follows]

[Signature Page to Side Letter]

Very truly yours,

BioSig Technologies, Inc.

By:  /s/ Kenneth Londoner
Name:  Kenneth Londoner
Title:  Chief Executive Officer

Acknowledged and Agreed:

Name of Investor:	Names of Investors (if held jointly, as tenants in common, or as community property):

By:______________________________ Name: Title:	By: __________________________ Name: Title:

By: __________________________
Name:
Title: